                                                                EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 1996, which appears on page 33 of the 1995 Annual Report to Shareholders of World Access, Inc. F/K/A Restor Industries, Inc., which is incorporated by reference in World Access, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Tampa, Florida
December 9, 1996